Exhibit 4.6

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 16, 2005, among FTI Compass, LLC, a Maryland limited liability company (“FTI Compass”) and FTI Investigations, LLC, a Maryland limited liability company (“FTI Investigations” and, together with FTI Compass, the “Guaranteeing Subsidiaries”), each a newly formed subsidiary of FTI Consulting, Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 2, 2005 providing for the issuance of 3  3/4% Convertible Senior Subordinated Notes due July 15, 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall each unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (such guarantees together, the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries each hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL

INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

FTI COMPASS, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

FTI INVESTIGATIONS, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

FTI CONSULTING, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Exec. V.P. and CFO

FTI, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

FTI, REPOSITORY SERVICES, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

LEXECON LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

SUPPLEMENTAL INDENTURE – CONVERTIBLE NOTES

TECHNOLOGY & FINANCIAL CONSULTING, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Director and CFO

TEKLICON, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Director and CFO

FTI CAMBIO LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

FTI IP, LLC

By:	/s/ Theodore I. Pincus

	Name:	Theodore I. Pincus

	Title:	Manager and CFO

WILMINGTON TRUST COMPANY, AS TRUSTEE

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Senior Financial Services Officer

SUPPLEMENTAL INDENTURE – CONVERTIBLE NOTES